EXHIBIT 10.3
MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(a Wisconsin corporation)
2006 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
Grantee:
Date of Grant:
Number of Restricted Shares:
     Merchants and Manufacturers Bancorporation, Inc. (the “Corporation”) and the above-named Grantee hereby agree as follows:
     1. Grant of Restricted Shares. The Corporation grants to Grantee the number of shares (the “Restricted Shares”) of the Corporation’s common stock, par value $1.00 per share (the “Common Stock “), set forth above, on the terms and conditions set forth in this Agreement and in the Plan. Promptly following the execution and delivery of this Agreement by Grantee, the Corporation shall cause a certificate for the Restricted Shares to be delivered to Grantee containing the legend set forth in Section 7 below.
     2. Plan. The Restricted Shares are granted under and pursuant to the Merchants and Manufacturers Bancorporation, Inc. 2006 Stock Incentive Plan (the “Plan”) and are subject to each and all of the provisions thereof. A copy of the Plan has previously been furnished or made available to the Grantee. All capitalized terms not otherwise defined therein shall have the meanings assigned to such terms in the Plan.
     3. Vesting and Forfeiture of Restricted Shares.
          (a) General Vesting. Subject to the forfeiture provisions of Section 3(b), the Restricted Shares shall vest as to the percent of Restricted Shares during the periods specified below (each applicable date of vesting, a “Vesting Date”). All Restricted Shares which shall have vested are referred to herein as “Vested Shares.” All Restricted Shares which are not vested are referred to herein as “Unvested Shares.” Upon vesting, the Restricted Shares shall no longer be subject to forfeiture pursuant to Section 3(b) of this Agreement.

Percentage of Restricted Shares	On or After

          (b) Forfeiture. The Unvested Shares shall immediately be forfeited to the Corporation if, prior to the Vesting Date, the Grantee’s employment or other position with the Corporation or any Subsidiary terminates for any reason, subject to the discretion of the Board to waive forfeiture as provided in the Plan. Upon any forfeiture of the Restricted Shares pursuant to this Section 3(b), Grantee shall have no rights as a holder of such Restricted Shares and such Restricted Shares shall be deemed transferred to the Corporation, and the Corporation shall be deemed the owner and holder of such shares.

     4. Shareholder Rights. Regardless of whether the Restricted Shares are considered Unvested Shares under the terms of this Agreement, Grantee shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Restricted Shares.
     5. Restrictions on Transfer. Grantee shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her Restricted Shares, either voluntarily or by operation of law, at any time prior to the applicable Vesting Date. Any attempted transfer of any Restricted Shares in violation of this Section 5 shall be invalid and of no effect.
     6. Taxes.
          (a) The Corporation’s obligation to deliver the Restricted Shares to Grantee shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (“Withholding Taxes”). Grantee has reviewed with Grantee’s own tax advisors the federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents. Grantee understands that Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
          (b) GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED THAT GRANTEE MUST DECIDE WHETHER OR NOT TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITH RESPECT TO THE RESTRICTED SHARES AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING OR NOT MAKING A TIMELY SECTION 83(b) ELECTION (AND OBTAINING TAX ADVICE CONCERNING WHETHER AND HOW TO MAKE SUCH ELECTION). Grantee hereby agrees to deliver to the Corporation a signed copy of any document he or she may execute and file with the Internal Revenue Service evidencing a section 83(b) Election, and to deliver such copy to the Corporation prior to, or promptly upon, such filing, accompanied by a cash payment in the amount the Corporation anticipates is required to fulfill the Withholding Taxes.
          (c) Grantee agrees to promptly make a cash payment to the Corporation of any Withholding Taxes to the Corporation when due. Grantee further agrees that the Corporation may withhold from Grantee’s wages or other remuneration the appropriate amount of Withholding Taxes (to the extent not covered by Grantee’s cash payment to the Corporation). Grantee further agrees that, if the Corporation does not withhold an amount from Grantee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Corporation, Grantee will make reimbursement on demand, in cash, for the amount underwithheld.
     7. Legend. The share certificate evidencing the Restricted Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal or state securities laws) and the Corporation may issue stop-transfer instructions with its transfer agent in connection with such legend:
          “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MERCHANTS AND MANUFACTURERS BANCORPORATION, INC 2006 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 5445 SOUTH WESTRIDGE DRIVE, NEW BERLIN, WISCONSIN 53151.”
          The legend set forth above shall be removed from the certificates evidencing the Restricted Shares upon the Vesting Date unless such Restricted Shares have been forfeited prior to the Vesting Date pursuant to Section 3 above.
     8. Shareholder Approval. The Plan was approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Stock of the Corporation at the annual meeting of shareholders held on May 16, 2006.

     9. No Right to Continued Employment or Services. This grant shall not confer upon the Grantee any right with respect to continuance of employment or other position by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate such employment or position at any time.
     10. Miscellaneous.
          (a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there have been and are no restrictions, promises, agreements or covenants between the parties other than those set forth or provided for herein.
          (b) Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.
          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (d) Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
          (e) Provisions Consistent with Plan. This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.
          (f) Addresses. All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Corporation, to its principal business office and, in the case of Grantee, to Grantee’s address as is shown on the records of the Corporation or to such address as Grantee designates in writing. Notice of any change of address shall be sent to the other party by registered or certified mail. It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed, and the Grantee has executed this Agreement, all as of the day and year first above written.

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

By:
Title:
The undersigned Grantee hereby accepts the Restricted Shares granted hereunder.

GRANTEE:

ACKNOWLEDGMENT
     The undersigned, spouse of Grantee, declares that he/she takes notice of all of the terms and conditions (including, but not limited to the restrictions on disposition of Restricted Shares) of the foregoing Agreement between the Corporation and the Grantee and that he/she will comply with all of the terms of the Agreement to the full extent of any interests that he/she may have in the Restricted Shares.

Dated:	Signature